EXHIBIT 23.1
                         ESPEY MFG. & ELECTRONICS CORP.
                         Consent of Rotenberg & Co., LLP


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Espey Mfg. & Electronics Corp.
233 Ballston Avenue
Saratoga Springs, New York


         We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 2000 and 2007 Stock Option Plans of Espey Mfg. & Electronics Corp. of our report dated September 8, 2008, with respect to the financial statements and schedules of Espey Mfg. & Electronics Corp. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2008, filed with the Securities and Exchange Commission.




/s/ Rotenberg & Co., LLP
------------------------
Rochester, New York
September 8, 2008



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